EXHIBIT 99.2

FORM OF PANACOS PROXY CARD

PROXY

PANACOS PHARMACEUTICALS, INC.

209 Perry Parkway

Gaithersburg, Maryland 20877

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Mr. Donald Zelm, as proxy and attorney-in-fact, with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Panacos Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on August 2, 2004 at the Special Meeting of Stockholders to be held August 12, 2004 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope. Thank you for your prompt consideration of these matters.

Sincerely,

Panacos Pharmaceuticals, Inc.

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR Proposal No. 1 and No. 2

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, by and among, Panacos Pharmaceuticals, Inc., V.I. Technologies, Inc. and certain stockholders of Panacos, and the merger, as described in the attached Joint Proxy Statement - Prospectus.

FOR ☐             AGAINST ☐             ABSTAIN ☐

2.	In its discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification. ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                               Date:

Signature:                                               Date: